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                                                                  Exhibit 99(j)

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Hallmark Equity Series Trust and to the use of our report dated June 9, 2004 on the financial statements and financial highlights of Segall Bryant & Hamill Mid Cap Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Registration Statement.

                                  /s/  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 4, 2005